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                                                              Exhibit 10.8

                     TERMINATION OF EMPLOYMENT AGREEMENT AND
                       EMPLOYMENT AND CONSULTING AGREEMENT

     TERMINATION OF EMPLOYMENT AGREEMENT AND EMPLOYMENT AND CONSULTING AGREEMENT (this "Agreement") made as of the 31st day of December, 1995, by and between HANOVER DIRECT, INC., a Delaware corporation, with offices at 1500 Harbor Boulevard, Weehawken, New Jersey 07087 (the "Company"), and JACK E. ROSENFELD, residing at 176 East 70th Street, New York, New York 10021 ("Mr. Rosenfeld").

                                    RECITALS

            A. Rosenfeld and the Company entered into an Executive Employment Agreement dated October 25, 1991 for a term of five years (the "Employment Agreement").

            B. Rosenfeld and the Company desire to provide for an early termination of the Employment Agreement and for the continuing services of Rosenfeld as an employee and thereafter as a consultant to the Company.

            The parties hereto hereby agree as follows:

            1. Resignation as an Officer and Director. Mr. Rosenfeld shall resign as President and Chief Executive Officer and as a Director of the Company and as an officer and director of each of the Company's subsidiaries effective at the close of business on December 31, 1995.

            2. Termination of Employment Agreement. (a) Effective at the close of business on December 31, 1995, the Employment Agreement shall terminate and neither the Company nor Mr. Rosenfeld shall have any further obligations or liabilities thereunder and all benefits, salary and perquisites provided for within such Employment Agreement shall terminate except for benefits, salary and perquisites earned and accrued through the date of such termination and except as otherwise provided herein. Mr. Rosenfeld hereby waives any right to receive any further payments from the Company under such Employment Agreement, including under paragraphs 4, 7 and 8 thereof.

            (b) Mr. Rosenfeld has returned to the Company all memorandum, notes, records reports and other documents (and all copies thereof) and other property in his possession owned by the Company and relating to the businesses of the Company which he obtained while employed by, or otherwise serving or acting on behalf of, the Company or any of its subsidiaries or affiliates


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and which he possessed or had under his control.

            3. Employment and Consulting Agreement; Term and Duties. (a) Commencing with the termination of his employment under the Employment Agreement and until January 1, 1997, Mr.Rosenfeld shall continue as an employee of the Company and commencing January 2, 1997 until December 26, 1999, Mr. Rosenfeld shall serve as a special consultant to the Company and, in such capacity, shall be available, at such times by telephone or in person (the choice of which shall be at the sole option of Mr. Rosenfeld) and for such periods (not to exceed three (3) days or any portion thereof in any calendar quarter) as may be reasonably requested from time to time by the Board of Directors, the Chairman of the Board or the President of the Company to render such advice to, and as may be reasonably requested from time to time by, the Board of Directors, the Chairman of the Board or the President of the Company in connection with the business and operations of the Company. Mr. Rosenfeld shall, through December 28, 1996, represent the Company at the Direct Marketing Association and the Advertising Mail and Marketing Association and have the title Senior Board Advisor.

            (b) Mr. Rosenfeld shall also serve as a Director Emeritus of the Company. The Company and Mr. Rosenfeld understand and agree that the term "Director Emeritus" shall entitle Mr. Rosenfeld to attend the meetings of the Board of Directors of the Company during the term hereof and to participate in the discussions of the Board during such meetings, but only in a non-voting capacity, and Mr. Rosenfeld shall not be deemed to be a director of the company for any other purpose but he shall be entitled to the same indemnification and liability and indemnity insurance coverage as any director of the Company.

            (c) All of the Company's obligations and liabilities under this Agreement shall terminate in the event that Mr. Rosenfeld engages in employment which is prohibited pursuant to Paragraph 6 hereof, without the written consent of the Board of Directors of the Company, which consent shall not be unreasonably withheld.

            4. Compensation. (a) In consideration for services to be performed hereunder, the Company shall pay to Mr. Rosenfeld, annual compensation of $500,000 for the year commencing January 1, 1996 through December 28, 1996 (and the benefits provided below), in installments payable at the times that the Company's customary payroll is paid or accrued. It is expressly agreed and understood that Mr. Rosenfeld shall be entitled to receive the compensation and benefits provided herein throughout the term of this Agreement whether or not he has been requested to render advice in connection with the business and


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operations of the Company.

            (b) Mr. Rosenfeld shall be entitled to reimbursement of all reasonable expenses incurred by him in the performance of his duties hereunder upon the presentation of documentation therefor reasonably satisfactory to the Board of Directors, the Chairman of the Board or the President of the Company pursuant to established procedure.

            5. Benefits.

            (a) Office Space. During the term of this Agreement, the Company shall pay Mr. Rosenfeld an allowance of $1,000 per month for office space and secretarial help to assist him to fulfill his duties hereunder.

            (b) Automobile. The Company shall continue to provide Mr. Rosenfeld with the Lincoln Town Car which has been assigned to him through December 28, 1996 and shall be responsible for all reasonable costs of insuring such automobile for such period. Mr. Rosenfeld shall be responsible for all costs of repairing and maintaining such automobile during such period.

            (c) Insurance. During the term of this Agreement, the Company shall continue to purchase disability insurance covering Mr. Rosenfeld in amounts not less than the amounts in force as of the date of this Agreement and the Company shall provide Mr. Rosenfeld with a policy of term life insurance in an amount not less than the amount of life insurance on Mr. Rosenfeld in force on the last day of fiscal 1995, payable to such beneficiary or such beneficiaries as shall be designated in writing by Mr. Rosenfeld.

            (d) Medical. During the term of this Agreement, Mr. Rosenfeld shall be entitled to participate in any group insurance, hospitalization, medical, health and accident, disability or similar or dissimilar plan or program of the Company now existing for the benefit of its most senior employees or executives generally to the extent that he is eligible under the general provisions thereof but in no event shall Mr. Rosenfeld's benefits be less favorable than those to which he was entitled during 1995.

            (e) Tandem Plan. Subject to approval of the stockholders of the Company, the promissory note dated March 2, 1993 in the principal amount of $187,500 issued by Mr. Rosenfeld in connection with his participation in the Company's Tandem Stock Purchase Plan shall be amended to provide that the principal and interest thereon shall be due and payable in full on December 31, 2001. If, and to the extent, such Plan shall be


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amended in a manner more favorable to the participants, then Mr. Rosenfeld shall be accorded the same treatment.

            (f) Other Benefit Plans. Through December 28, 1996, Mr. Rosenfeld shall participate in, but from and after the close of business on December 28, 1996, Mr. Rosenfeld shall not be eligible to participate in, any of the Company's 401-K, supplemental retirement or other pension, profit-sharing or stock option or similar plans or programs now existing or hereafter established for the benefit of its employees generally, but through December 28, 1996, Mr. Rosenfeld shall be entitled to participate therein, and in any event Mr. Rosenfeld shall be entitled to benefits which shall be no less favorable than those to which he was entitled at December 31, 1995. Similarly, in the event that Mr. Rosenfeld should die prior to the end of the term of this Agreement, Mr. Rosenfeld shall not be entitled to any death benefits offered by the Company. All distributions from the Company's 401-K, supplemental retirement or other pension, profit-sharing or stock option or similar plans or programs in which Mr. Rosenfeld participated shall be made to Mr. Rosenfeld on January 2, 1997. Mr. Rosenfeld hereby acknowledges that the stock options granted to him pursuant to the Stock Option Agreement, dated as of January 1, 1992, between the Company and Mr. Rosenfeld, expired unexercised and he as no claims of any type against the Company thereunder or as a result thereof.

            (g) Vacation. Mr. Rosenfeld shall be entitled to payment for eight weeks of vacation accrued but untaken through fiscal 1995. Payment for such accrued vacation time shall be made contemporaneously herewith.

            6. Non-Competition. (a) Mr. Rosenfeld agrees that until December 28, 1996, he shall not render services of any kind, either as an employee, consultant, shareholder, officer or director for any direct response catalog listed on the letter dated May 7, 1996 from Whitman Breed Abbott & Morgan to Loeb & Loeb attached hereto as Exhibit A that competes directly and substantially with any catalog published or distributed by the Company, except for TAPESTRY or SAFETY ZONE. Nothing herein is intended to, nor shall it, prohibit Mr. Rosenfeld from rendering any such services for an entity that publishes or distributes any such directly and substantially competing catalog so long as Mr. Rosenfeld's services for such entity are not rendered in relation to such catalog. Mr. Rosenfeld's employment or consulting arrangement with such entity shall specifically prohibit services for such catalog.

            (b) Notwithstanding the provisions of subsection (a) of this Paragraph 6, Mr. Rosenfeld may own, as an inactive investor, securities of any corporation engaged in a competitive


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line of business whose equity securities are registered under Section 12(b) or
12(g) of the Securities Exchange Act of 1934, as amended, so long as his beneficial ownership in any one such corporation shall not in the aggregate constitute more than five percent (5%) of any class of equity securities of such corporation.

            7. Confidentiality. Mr. Rosenfeld shall not knowingly divulge or disclose, for any reason, any material confidential matters of the Company which are not otherwise known outside the Company to anyone outside of the Company during the term of this Agreement or following the expiration or termination of this Agreement.

            8. Remedies. (a) Mr. Rosenfeld agrees that the remedy at law for any breach or threatened breach of any covenant contained in Paragraphs 6 and 7 will be inadequate and that the Company, in addition to such other remedies as may be available to it, at law or in equity, shall be entitled to injunctive relief without bond or other security.

            (b) In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party shall be entitled to recover from the other party upon final judgment on the merits reasonable attorneys' fees, including reasonable attorneys' fees for any appeal, and reasonable costs incurred in bringing such suit or proceeding.

            9. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts executed in and to be performed solely within such state.

            10. Notices. All notices required or permitted to be given by either party hereunder, including notice of change of address shall be in writing and delivered by hand, or mailed, postage prepaid, certified or registered mail, return receipt requested, to the other party as follows:

            If to the Company:      Hanover Direct, Inc.
                                    1500 Harbor Boulevard
                                    Weehawken, New Jersey 07087
                                    Attn.:  Rakesh K. Kaul,
                                             President and Chief
                                                Executive Officer


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            With a copy to:         Brown Raysman Millstein Felder &
                                          Steiner, LLP
                                    120 West 45th Street
                                    New York, New York 10036
                                    Attn.:  Monte E. Wetzler, Esq.

            If to Mr. Rosenfeld:          Jack E. Rosenfeld
                                          176 East 70th Street
                                          New York, New York 10021

            11.  Miscellaneous.

            (a) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior oral or written agreements and understandings, including without limitation, the Employment Agreement but excluding the Registration Rights Agreement, dated as of October 25, 1991, between the Company and Mr. Rosenfeld and the Trust Agreement, dated as of July 16, 1987, as amended, between the Company and Wells Fargo Bank, National Association, as trustee, which will be terminated. No provisions of the Employment Agreement shall survive the effectiveness of this Agreement. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect among the parties. This Agreement may not be amended, and no provision hereof shall be waived, except by a writing signed by the Company and Mr. Rosenfeld, or in the case of a waiver, by the party waiving compliance therewith, which states that it is intended to amend or waive a provision of this Agreement. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or failure to act in any other instance, whether or not similar.

            (b) Further Assurances. The parties hereto agree that, after the execution of this Agreement, they will make, do, execute or cause or permit to be made, done or executed all such further and other lawful acts, deeds, things, devices, conveyances and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

            (c) Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or prohibited by an applicable law, this Agreement shall be considered divisible as to such provision, which shall be inoperative, and the remainder of this Agreement shall be valid and binding as though such provision were not included herein.


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            (d) Successors and Assigns. This Agreement shall not be assignable by the Company except to any corporation with which the Company merges or consolidates or to which the Company sells all or substantially all of its assets, and shall inure to the benefit of, and be binding upon, the Company and its successors and permitted assigns and shall inure to the benefit of, and be binding upon, Mr. Rosenfeld and his executors, administrators, heirs and legal representatives. The performance by Mr. Rosenfeld of his duties under this Agreement is the personal obligation of Mr. Rosenfeld and may not be delegated by Mr. Rosenfeld without the prior written consent of the Company.

            (e) Headings. All headings in this Agreement are for convenience only and are not intended to affect the meaning of any provision hereof.

            (f) Counterparts. This Agreement may be executed in two counterparts with the same effect as if the signatures to both such counterparts were upon the same instrument, and both such counterparts shall constitute but one instrument.


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            IN WITNESS WHEREOF, Mr. Rosenfeld has executed this Agreement and the Company has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.

                                          HANOVER DIRECT, INC.


                                          By: ________________
                                                Rakesh K. Kaul
                                                President


                                          ______________________
                                          Jack E. Rosenfeld


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